UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 7, 2018

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55772	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.
On November 9, 2018, Steadfast Apartment REIT III, Inc. (the “Company”) issued an earnings release announcing its financial results for the three and nine months ended September 30, 2018. A copy of the earnings release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including the related information set forth in the earnings release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 8.01	Other Events.

Declaration of Distributions For the First Quarter 2019
On November 7, 2018, the board of directors of the Company declared cash distributions to the holders of Class A common stock, Class R common stock and Class T common stock, such distributions to (1) accrue daily to the stockholders of record as of the close of business on each day during the period commencing on January 1, 2019 and ending on March 31, 2019; (2) be payable in cumulative amounts on or before the 3rd day of each calendar month with respect to the prior month; and (3) be calculated at a rate of $0.004110 per Class A share, per Class R share and Class T share per day.
Supplemental Distribution to Accrue From November 8, 2018 to December 31, 2018
In connection with the termination of the Company's primary offering, the Company has determined that it is no longer required to pay to the Company's dealer manager or participating dealers a distribution and shareholder servicing fee on the Company's Class T common stock and Class R common stock due to FINRA limits on underwriting costs. Distributions previously declared, including distributions declared through December 31, 2018, for Class T common stock and Class R common stock were reduced to take into account the distribution and shareholder servicing fee. As discussed in greater detail below, the Company's board of directors has authorized a supplemental distribution (the "Supplemental Distribution") to increase distributions to the Company's Class T and Class R stockholders by the amount deducted from distributions declared for October 2018, November 2018 and December 2018 for the distribution and shareholder servicing fee.
On November 7, 2018, the Company's board of directors authorized and declared the Supplemental Distribution to (i) accrue daily to the Class T and Class R common stockholders of record as of the close of business on each day during the period commencing on November 8, 2018 and ending on December 31, 2018; (ii) be payable in cumulative amounts on or before the 3rd day of each calendar month with respect to the prior month; and (iii) be calculated at a rate of $0.001250 per share per day of the Class T common stock if previously subject to a shareholder servicing fee of 1.125% per annum, $0.001111 per share per day of the Class T common stock if previously subject to a shareholder servicing fee of 1.0% per annum, $0.000700 per share per day of the Class R common stock if previously subject to a shareholder servicing fee of 0.67% per annum and $0.000280 per share per day of the Class R common stock if previously subject to a shareholder servicing fee of 0.27%, which, if paid each day over a 365-day period, is equivalent to a 1.9%, annualized distribution rate based on a purchase price of $23.81 per share of the Company's Class T common stock if previously subject to a shareholder servicing fee of 1.125% per annum, a 1.7% annualized distribution rate based on a purchase price of $23.81 per share of the Company's Class T common stock if previously subject to a shareholder servicing fee of 1.0% per annum, a 1.1% annualized distribution rate based on a purchase price of $22.50 per share of the Company's Class R common stock if previously subject to a shareholder servicing fee of 0.67% per annum and a 0.5% annualized distribution rate based on a purchase price of $22.50 per share of the Company's Class R common stock if previously subject to a shareholder servicing fee of 0.27% per annum, respectively.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Earnings Release, dated November 9, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	November 9, 2018	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Chief Financial Officer and Treasurer